Exhibit 99.1

Gentex Announces Third Quarter 2021 Cash Dividend
and New Share Repurchase Authorization

ZEELAND, MI, August 4, 2021 -- (GLOBE NEWSWIRE) - Gentex Corporation (NASDAQ: GNTX), the Zeeland, Michigan-based supplier of digital vision, connected car, dimmable glass, and fire protection technologies, today announced that its Board of Directors recently declared a quarterly cash dividend of $0.12 (12 cents) per share that will be payable on October 21, 2021 to shareholders of record of the common stock at the close of business on October 8, 2021. Additionally, Gentex’s board of directors approved an additional share repurchase authorization of 25 million shares.

“Despite the issues created by the pandemic over the last 18 months, we have been focused on creating and implementing the financial discipline that was needed to support profitability, cash generation and new product development,” said Gentex President and CEO Steve Downing. “Our capital allocation strategy is designed to supplement our company’s growth with consistent and appropriate utilization of the company’s cash flow. This strategy prioritizes reinvestment into the company by funding capital expenditures and provides the ability to acquire new and exciting technologies that fit well with our technology portfolio. Beyond that, our strategy focuses on M&A, a consistent dividend and a very meaningful repurchase philosophy.”

“In fact, since 2015 the Company has repurchased around 86 million shares, and paid nearly $720 million dollars in dividends to our shareholders. We have also acquired several new technology companies, formed strategic relationships with several other organizations, and continued to invent new technologies organically from our own research and development efforts. These successes combined with our customer awards and high levels of cash generation have provided the board with the confidence it needed to further commit to this capital allocation philosophy,” concluded Downing.

Safe Harbor for Forward-Looking Statements This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements contained in this communication that are not purely historical are forward-looking statements. Forward-looking statements give the Company’s current expectations or forecasts of future events. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” "future,” “goal,” "guidance,” “hope,” "intend,” “may,” "optimistic,” “plan,” “poised,” "predict,” “project,” "should,” "strategy,” "target,” “will,” and variations of such words and similar expressions. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company’s control, and could cause the Company’s results to differ materially from those described. These risks and uncertainties include, without limitation: changes in general industry or regional market conditions; changes in consumer and customer preferences for our products (such as cameras replacing mirrors and/or autonomous driving); our ability

Exhibit 99.1
to be awarded new business; continued uncertainty in pricing negotiations with customers; loss of business from increased competition; changes in strategic relationships; customer bankruptcies or divestiture of customer brands; fluctuation in vehicle production schedules (including the impact of customer employee strikes); changes in product mix; raw material and other supply shortages; supply chain disruptions; our dependence of information systems; higher raw material, fuel, energy and other costs; unfavorable fluctuations in currencies or interest rates in the regions in which we operate; costs or difficulties related to the integration and/or ability to maximize the value of any new or acquired technologies and businesses; changes in regulatory conditions; warranty and recall claims and other litigation and customer reactions thereto; possible adverse results of pending or future litigation or infringement claims; changes in tax laws; import and export duty and tariff rates in or with the countries with which we conduct business; negative impact of any governmental investigations and associated litigation including securities litigation relating to the conduct of our business; the length and severity of the COVID-19 (coronavirus) pandemic, including its impact across our business on demand, operations, and the global supply chain. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law or the rules of the NASDAQ Global Select Market. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties identified under the heading “Risk Factors” in the Company’s latest Form 10-K and Form 10-Q filed with the SEC, which risks and uncertainties now include the impacts of COVID-19 (coronavirus) pandemic that has affected, and will continue to affect, general economic and industry conditions, customers, suppliers, and the regulatory environment in which the Company operates. Includes content supplied by IHS Markit Light Vehicle Production Forecast of July 16, 2021 (http://www.gentex.com/forecast-disclaimer).

About the Company
Founded in 1974, Gentex Corporation (The NASDAQ Global Select Market: GNTX) is a supplier of automatic-dimming rearview mirrors and electronics to the automotive industry, dimmable aircraft windows for aviation markets, and fire protection products to the fire protection market. Visit the Company’s websites at www.gentex.com, fulldisplaymirror.com, and gentextech.com.

Contact Information
Gentex Investor Relations
616-772-1590 x5814